EXHIBIT 99.1

Carolina Bank Holdings, Inc. Reports Fourth Quarter and Full Year 2009 Results

GREENSBORO, N.C., Feb. 5, 2010 (GLOBE NEWSWIRE) -- Carolina Bank Holdings, Inc. (Nasdaq:CLBH) today reported fourth quarter and full year 2009 results with highlights as follows:

Full Year Financial 2009 Highlights

  Total deposits increased 24.0% during 2009 to $617.5 million at December 31, 2009. Transaction accounts consisting of checking, money market and savings accounts increased 66.8% during 2009 to $353.5 million.
  During 2009, assets increased 13.0% to $697.1 million and loans increased 5.8% to $530.6 million at December 31, 2009.
  Net interest income increased 33.8% in 2009 to $19.7 million with the net interest margin increasing to 3.20% in 2009 from 2.82% in 2008.
  Non-interest income increased 128.9% in 2009 to $10.6 million.
  Provision for loan losses increased to $10.5 million in 2009 from $1.9 million in 2008.
  Non-performing assets to total assets increased to 4.04% at December 31, 2009 from 3.26% at September 30, 2009 and 1.04% at December 31, 2008.
  Net loss allocable to stockholders was $1.4 million, or $(0.43) per diluted share, in 2009 compared to net income of $2.2 million, or $0.65 per diluted share, in 2008.

Fourth Quarter 2009 Financial Highlights

  Net interest income increased 54.2% in the fourth quarter of 2009 from the same quarter a year ago to $5.5 million with the net interest margin at 3.41% in the fourth quarter of 2009 compared to 2.86% in the fourth quarter of 2008.
  Non-interest income increased 103.2% in the fourth quarter of 2009 from the fourth quarter of 2008.
  Provision for loan losses increased to $5.6 million in the fourth quarter of 2009 from $0.7 million in the same quarter of 2008.
  Net loss allocable to stockholders was $1.8 million, or $(0.53) per diluted share, in the fourth quarter of 2009 compared to net income of $0.2 million, or $0.05 per diluted share, in the fourth quarter of 2008.

Net loss and net loss allocable to common stockholders was $358,000 and $1,448,000 in 2009, respectively, compared to net income and net income available to stockholders of $2,194,000 in 2008. Net loss per common share was $0.43 in 2009 compared to net income per common share of $0.65 in 2008.   Robert T. Braswell, President and CEO of Carolina Bank Holdings, commented, "Amid tumultuous times, Carolina Bank maintained its Well Capitalized rating despite a year fraught with challenges for our clients and industry. Although we experienced weaknesses in our loan portfolio, we are pleased with the performance of our core operations in that we improved our margins, generated a huge increase in non-interest income, and improved our efficiency ratio." The primary reasons for the net loss in 2009 were higher provisions for loan losses and impairment charges related to four assets.

Assets increased 13.0% in 2009 to $697.1 million and deposits increased 24.0% to $617.5 million at December 31, 2009. The net interest margin was 3.20% in 2009 compared to 2.82% in 2008 with the fourth quarter of 2009 hitting a 2.5 year high of 3.41%. Mr. Braswell stated, "2009 was the most challenging year most of us have faced in our industry. Achieving the growth in core deposits, improving margins, and maintaining efficiencies in light of the noted weaknesses in our loan portfolio, gives us the belief that 2010 will be a better year for Carolina Bank Holdings, Inc."

An increase of 128.9% in non-interest income in 2009 was primarily driven by mortgage banking income of $8.8 million in 2009 compared to $3.0 million in 2008. Braswell further commented, "Attractive interest rates, a focus on execution by a dedicated well-trained team, and exceptional customer service have allowed us to expand our wholesale mortgage division in 2009 and take advantage of efficiencies to generate record fees and income from originating and selling home mortgage loans."

Non-performing loans to total loans declined slightly to 2.67% at December 31, 2009 from 2.71% at September 30, 2009 but was up from 1.13% at December 31, 2008.  Non-performing assets to total assets increased to 4.04% at December 31, 2009 from 3.26% at September 30, 2009 and 1.04% at December 31, 2008. Braswell commented, "Many of our customers continue to face challenging times and, when possible, we are trying to help them. We are disappointed in our level of non-performing loans and have increased our resources to dispose of non-performing assets and to improve our lending procedures." The bank had net charge-offs of 1.19% and 0.15% of average loans in 2009 and 2008, respectively. The allowance for loan losses was 1.90% and 1.15% of loans held for investment at December 31, 2009 and 2008, respectively.

Non-interest expense was $20.6 million in 2009, an increase of 46.4% from 2008. A new corporate office and full service branch in downtown Greensboro, a growing office in Winston-Salem, higher FDIC premiums, an expanded wholesale mortgage division, and impairment charges on an investment security and three repossessed assets accounted for most of the new expense in 2009. Excluding the impairment charges and FDIC insurance increases, non-interest expense increased 29.0%.

Shareholders' equity was strengthened during 2009 from the issuance of $16.0 million of preferred stock to the United States Treasury under the UST Capital Purchase Program. Dividends paid and accrued to the United States Treasury and accretion of the discount on the preferred stock totaled $1.1 million in 2009.

About the Company

Carolina Bank, the banking subsidiary of Carolina Bank Holdings, Inc. began banking operations on November 25, 1996. The parent company is a North Carolina corporation organized in 2000. The bank is engaged in lending and deposit gathering activities in the Piedmont Triad of North Carolina, with operations in four counties: Guilford, Alamance, Forsyth and Randolph. The bank has eight full-service banking locations, four in Greensboro, one in Asheboro, one in High Point, one in Burlington, and one in Winston-Salem, North Carolina. The Company's stock is listed on the NASDAQ Global Market under the symbol CLBH. Further information is available on the Company's web site: www.carolinabank.com.

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission. Carolina Bank Holdings undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

The above release presents certain financial information excluding the impairment charges and FDIC assessments (non-GAAP). These expense items are included in the financial results presented in accordance with generally accepted accounting principles (GAAP). Non-GAAP measures are not in accordance with, or a substitute for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations that would be reflected in measures determined in accordance with GAAP. Non-GAAP measures should only be used to evaluate our results of operations in conjunction with corresponding GAAP measures.

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Balance Sheets
At December 31, 2009 and 2008
	December 31,
	2009	2008
	(Unaudited)

ASSETS
Cash and due from banks	$1,386	$5,896
Short-term investments and interest-earning deposits	39,090	52
Total cash and cash equivalents	40,476	5,948

Securities available for sale, at fair value	52,924	59,803
Securities held-to-maturity, at amortized cost	770	1,116

Loans held for sale	29,388	19,163
Loans	530,606	501,424
Allowance for loan losses	(10,081)	(5,760)
Net loans	520,525	495,664

Premises and equipment, net	19,351	19,652
Other assets	33,618	15,265

Total assets	$697,052	$616,611

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
Noninterest-bearing	$39,261	$29,367
Interest-bearing	578,210	468,697
Total deposits	617,471	498,064

Short-term borrowings	683	6,591
Federal Home Loan Bank advances	7,783	56,856
Subordinated debentures	19,360	19,265
Other liabilities	3,807	4,259
Total liabilities	649,104	585,035

STOCKHOLDERS' EQUITY
Preferred stock, no par, authorized 1,000,000 shares; issued and outstanding 16,000 shares in 2009 and none in 2008	14,473	--
Common stock, $1 par value, 20,000,000 shares authorized; issued and outstanding --3,387,045 shares in 2009 and 3,348,193 in 2008	3,387	3,348
Common stock warrants	1,841	--
Additional paid-in capital	15,799	15,586
Retained earnings	11,445	12,893
Stock in director rabbi trust	(874)	(648)
Directors deferred fees obligation	874	648
Accumulated other comprehensive income (loss)	1,003	(251)
Total stockholders' equity	47,948	31,576

Total liabilities and stockholders' equity	$697,052	$616,611

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Statements of Operations
For the three months and years ended December 31, 2009 and 2008
(unaudited)
	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(in thousands, except per share data)
Interest income:
Loans	$7,843	$7,009	$29,982	$28,483
Investment securities - taxable	489	671	2,141	2,750
Investment securities - non taxable	151	107	563	376
Other interest income	13	2	35	31
Total interest income	8,496	7,789	32,721	31,640
Interest expense:
NOW, money market, savings	1,168	989	4,470	4,301
Time deposits	1,554	2,620	7,363	10,563
Other borrowed funds	236	589	1,183	2,049
Total interest expense	2,958	4,198	13,016	16,913

Net interest income	5,538	3,591	19,705	14,727
Provision for loan losses	5,552	705	10,520	1,910

Net interest income after provision for loan losses	(14)	2,886	9,185	12,817

Noninterest income:
Service charges	224	272	1,021	926
Mortgage banking income	2,244	914	8,814	2,959
Gain (loss) on sale of investments	--	--	99	227
Other	167	111	616	497
Total noninterest income	2,635	1,297	10,550	4,609

Noninterest expense:
Salaries and benefits	2,619	2,037	10,102	7,666
Occupancy and equipment	598	641	2,350	1,891
Professional fees	390	371	1,285	1,316
Outside data processing	220	228	835	758
FDIC Insurance	241	69	1,218	444
Advertising and promotion	150	163	585	587
Stationery, printing and supplies	158	155	581	529
Impairment of a marketable security	--	--	850	--
Impairment of repossessed assets	124	--	816	--
Other	553	267	1,955	867
Total noninterest expense	5,053	3,931	20,577	14,058
Income (loss) before income taxes	(2,432)	252	(842)	3,368
Income tax expense (benefit)	(905)	72	(484)	1,174
Net income (loss)	(1,527)	180	(358)	2,194
Dividends and accretion on preferred stock	275	--	1,090	--
Net income (loss) available (allocable) to common stockholders	$(1,802)	$180	$(1,448)	$2,194

Basic earnings (loss) per common share	$(0.53)	$0.05	$(0.43)	$0.66
Diluted earnings (loss) per common share	$(0.53)	$0.05	$(0.43)	$0.65

Average common shares outstanding	3,387,045	3,348,193	3,383,748	3,344,010
Average common shares and dilutive potential common shares outstanding	3,387,045	3,366,244	3,385,102	3,386,631

Total Shares outstanding at end of period	3,387,045	3,348,193	3,387,045	3,348,193

Carolina Bank Holdings, Inc.
Consolidated Financial Highlights
Fourth Quarter 2009
(unaudited)
	Quarterly					Year Ended
	4th Qtr.	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.
($ in thousands except for share data)	2009	2009	2009	2009	2008	2009	2008

EARNINGS
Net interest income	$5,538	5,115	4,740	4,312	3,591	19,705	14,727
Provision for loan loss	$5,552	1,737	2,036	1,195	705	10,520	1,910
NonInterest income	$2,635	1,579	3,242	2,402	1,297	10,550	4,609
NonInterest expense	$5,053	4,841	5,514	4,482	3,931	20,577	14,058
Net income (loss)	$(1,527)	169	335	665	180	(358)	2,194
Net income (loss) available to common stockholders	$(1,802)	(108)	51	411	180	(1,448)	2,194
Basic earnings (loss) per share	$(0.53)	(0.03)	0.02	0.12	0.05	(0.43)	0.66
Diluted earnings (loss) per share	$(0.53)	(0.03)	0.02	0.12	0.05	(0.43)	0.65
Average shares outstanding	3,387,045	3,387,045	3,387,045	3,451,559	3,348,193	3,383,748	3,344,010
Average diluted shares outstanding	3,387,045	3,387,045	3,387,045	3,455,621	3,366,244	3,385,102	3,386,631

PERFORMANCE RATIOS
Return on average assets *	-1.03%	-0.06%	0.03%	0.26%	0.12%	-0.22%	0.39%
Return on average common equity *	-20.42%	-1.22%	0.60%	4.96%	2.31%	-4.21%	7.13%
Net interest margin (fully-tax equivalent) *	3.41%	3.25%	3.15%	2.96%	2.86%	3.20%	2.82%
Efficiency ratio	61.30%	71.55%	68.55%	66.26%	79.64%	67.42%	72.09%
# full-time equivalent employees - period end	140	136	136	119	119	140	119

CAPITAL
Equity to ending assets	6.88%	7.39%	7.25%	7.53%	5.12%	6.88%	5.12%
Common tangible equity to assets	4.80%	5.26%	5.13%	5.28%	5.12%	6.88%	5.12%
Tier 1 leverage capital ratio - Bank	7.45%	7.84%	8.10%	8.32%	7.00%	7.45%	7.00%
Tier 1 risk-based capital ratio - Bank	8.50%	8.82%	8.86%	9.25%	7.62%	8.50%	7.62%
Total risk-based capital ratio - Bank	11.24%	11.48%	11.61%	12.01%	10.29%	11.24%	10.29%
Book value per common share	$9.88	10.52	10.22	9.88	9.43	9.88	9.43

ASSET QUALITY
Net charge-offs (recoveries)	$2,509	2,259	1,225	206	399	6,199	682
Net charge-offs to average loans *	1.88%	1.73%	0.94%	0.16%	0.33%	1.19%	0.15%
Allowance for loan losses	$10,081	7,038	7,560	6,749	5,760	10,081	5,760
Allowance for loan losses to loans held invst.	1.90%	1.33%	1.42%	1.31%	1.15%	1.90%	1.15%
Nonperforming loans	$14,163	14,407	16,829	12,201	5,656	14,163	5,656
Restructured loans	$0	0	0	0	0	0	0
Repossessed assets	$13,964	7,676	5,329	1,288	728	13,964	728
Nonperforming loans to loans held for investment	2.67%	2.71%	3.16%	2.37%	1.13%	2.67%	1.13%
Nonperforming assets to total assets	4.04%	3.26%	3.28%	2.13%	1.04%	4.04%	1.04%

END OF PERIOD BALANCES
Total assets	$697,052	676,826	675,192	633,804	616,611	697,052	616,611
Total loans held for investment	$530,606	530,791	532,954	514,203	501,424	530,606	501,424
Total deposits	$617,471	594,863	558,790	521,447	498,064	617,471	498,064
Stockholders' equity	$47,948	50,017	48,942	47,715	31,576	47,948	31,576

AVERAGE BALANCES
Total assets	$694,529	679,780	654,900	633,012	598,800	665,555	557,283
Total earning assets	$651,733	633,107	612,353	598,620	563,769	624,031	527,958
Total loans held for investment	$533,143	523,019	521,406	514,292	486,472	522,965	451,583
Total interest-bearing deposits	$573,595	545,912	514,875	478,247	453,645	528,158	423,680
Common stockholders' equity	$35,008	35,097	34,288	33,614	30,911	34,385	30,771

* annualized for all periods presented

CONTACT:  Carolina Bank Holdings, Inc.
          Robert T. Braswell, President and CEO
          336-286-8740
          b.braswell@carolinabank.com